Exhibit 3.21
ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
QUIK WOK, INC.
     Pursuant to the provisions of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation which changes the name of the corporation to “TQW Company”.
     1. The name of the corporation is Quik Wok, Inc.
     2. The following amendment to the Articles of Incorporation was adopted by the corporation on February 8, 1989:
          Article One of the Articles of Incorporation is hereby amended to read henceforth as follows:
          “ARTICLE ONE. The name of the corporation is TQW Company.”
     3. The number of shares of the corporation outstanding at the time of such adoption was 10,000; and the number of shares entitled to vote thereon was 10,000.
     4. The holders of all of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendment.
EXECUTED this 8th day of February, 1989.

7248L

STATE OF MINNESOTA
COUNTY OF HENNEPIN
     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Charles H. McGill and David E. Schmitt, known to me to be the persons who names are subscribed to the foregoing instrument and known to me to be the President and Assistant Secretary respectively, of Quik Wok, Inc., a Texas corporation, and who each being by me first duly sworn, acknowledged to me that they executed the same for the purposes and consideration therein expressed, and as the act and deed of said corporation, and in the capacity therein stated.
     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 10th day of February, 1989.

/s/ Mr.Holcombe
Notary Public

7248L

FILED
In the Office of the
Secretary of State of Texas

DEC 30 1982

Clerk II U
Corporations Section
ARTICLES OF AMENDMENT
QUIK WOK, INC.
     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation, which increases the number of authorized shares of the corporation and which eliminates the requirement of par value of shares issued by the corporation.
ARTICLE I
NAME
     The name of the corporation is QUIK WOK, INC.
ARTICLE II
DATE OF ADOPTION
     The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on December 1, 1982.
ARTICLE III
NATURE OF AMENDMENT
     Article IV of the Articles of Incorporation is hereby amended to read as follows:
The aggregate number of shares which the corporation shall have authority to issue is 500,000, all common shares, each of which shall have no par value.
ARTICLE IV
NUMBER OF SHARES
     The number of shares of the corporation outstanding at the time of such adoption was 10,000; and the number of shares entitled to vote thereon was 10,000.
ARTICLE V
ADOPTION BY ONSENT
     The holders of all the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendment.
ARTICLE VI
STATED CAPITAL
     The amendment shall not effect a change in the amount of the stated capital of the corporation.
     DATED this 20th day of December, 1982.

QUIK WOK, INC.
/s/ CONSTANCE L. ANDREWS
CONSTANCE L. ANDREWS, President

/s/ WAI H. LAU
WAI H. LAU, Secretary

STATE OF TEXAS
COUNTY OF BEXAR
     The undersigned, a notary public, does hereby certify that on this 20th day of December, 1982, personally appeared before me CONSTANCE L. ANDREWS, President of QUIK WOK, INC., and WAI H. LAU, Secretary of QUIK WOK, INC., who being be me first duly sworn, stated to me that they are the respective officers of the corporation as indicated and they acknowledged to me that they signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true and correct.
     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 20th day of December, 1982.

ARTICLES OF INCORPORATION
FOR QUIK WOK, INC.
ARTICLE ONE
     The name of the Corporation is Quik Wok, Inc.
ARTICLE TWO
     The period of its duration is perpetual.
ARTICLE THREE
     The purpose or purposes for which the Corporation is organized are: the transaction of any or all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.
ARTICLE FOUR
     The aggregate number of shares which the Corporation shall have authority to issue is 10,000 of the par value of TWO ($2.00) Dollars each.
ARTICLE FIVE
     The Corporation will not commence business until it has recieved for the issuance of its shares consideration of the value of $1,000.00.
ARTICLE SIX
     The address of its registered office is 7046 Military Drive West, San Antonio, Texas, and the name of its registered agent at such address is Constance L. Andrews.
ARTICLE SEVEN
     The number of initial directors is two, and the names and

addresses of the directors are:
Constance L. Andrews
16801 Pescador
Helotes, Texas
Wai H. Lau
8139 Marbach
San Antonio, Texas
ARTICLE EIGHT
     The name and address of the incorporator is:
Constance L. Andrews
16801 Pescador
Helotes, Texas

/s/ CONSTANCE L. ANDREWS
CONSTANCE L. ANDREWS, INCORPORATOR

     Sworn to on the 3rd day of January, 1980 by the above named incorporator.

/s/ Diane M. Dalan
Notary Public in and for
Bexar County, Texas